UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2020 (the “Closing Date”), GI Dynamics, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) by and between the Company, as borrower, and Crystal Amber Fund Limited, as purchaser (the “Purchaser” or “Crystal Amber”). Pursuant to the Purchase Agreement, on the Closing Date, the Company issued and sold to the Purchaser an unsecured convertible promissory note in an aggregate principal amount of $750,000 (the “Note”). The Purchaser is the Company’s largest stockholder.

The Note accrues interest at a rate equal to 5% per annum compounded annually, other than during the continuance of an event of default, when the Note accrues interest at a rate of 8% per annum. The entire outstanding principal balance and all unpaid accrued interest thereon is due on demand; provided; however, that such demand cannot be made prior to the six (6) month anniversary of the Closing Date. Following the delisting of the Company from the official list of the Australian Securities Exchange, upon the closing of the next round of equity financing of capital stock of the Company in a single transaction or a series of related transactions involving the issuance of the Company’s securities to one or more investors, from which the Company receives gross proceeds of not less than $8 million (excluding the conversion of the Note and excluding conversion of any other debt that is outstanding as of immediately prior to the issuance of the Note (the “Qualified Equity Financing”), the entire outstanding principal balance under the Note and all unpaid accrued interest thereon (the “Outstanding Amount”) will be automatically converted into a number of shares of capital stock issued in the Qualified Equity Financing in an amount equal to the quotient obtained by dividing the Outstanding Amount by the Conversion Price. The Conversion Price means the product of (i) 80% and (ii) the lowest per share purchase price of the capital stock issued in the Qualified Equity Financing. In the event that the rules of the ASX require the Company to obtain stockholder approval to issue the securities in connection with a conversion, the Company will convene a stockholder meeting to obtain stockholder approval to effect such issuance.

In addition, upon a change of control of the Company, the Purchaser may, at its option, demand that the Company prepay all accrued and unpaid interest plus 110% of the remaining outstanding unconverted principal balance. The Company may not prepay the Note without the consent of the Purchaser.

The Purchase Agreement contains customary events of default. If a default occurs and is not cured within the applicable cure period or is not waived, any outstanding obligations under the Note may be accelerated. The Purchase Agreement and the Note also contain additional representations and warranties, covenants and conditions, in each case customary for transactions of this type.

Pursuant to the terms of the Purchase Agreement, the Purchaser agreed that (i) the Company will purchase a customary “tail” policy under the Company’s existing directors’ and officers’ liability policy, (ii) within 10 days of the Closing Date, the Company will enter into an escrow agreement to deposit funds for the payment of the Company’s severance obligations to its officers and employees, and (iii) the parties will use commercially reasonable efforts to enter into mutual releases of claims between the Purchaser and each current member of the Company’s board of directors and each current executive officer of the Company, effective as of and upon the date a director or an officer ceases to serve on the Company’s board of directors or as an executive officer, as applicable.

The foregoing description of the Purchase Agreement and the Note does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement and the Note, which are attached hereto as Exhibits 10.1 and 10.2, respectively. A copy of the press release announcing the closing of this financing is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The securities issued to the Purchaser were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K and the press release attached as Exhibit 99.1 may contain forward-looking statements. These statements are based on management’s current estimates and expectations of future events as of the date of the Current Report on Form 8-K and the press release, as applicable. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to continue to operate as a going concern; the ability of the Company, its critical vendors, and key regulatory agencies to resume operational capabilities subsequent to the removal of COVID-19 pandemic restrictions; the Company’s ability to continue to operate as a going concern; the Company’s ability to raise sufficient additional funds to continue operations, including the successful closing of a significant financing and a delisting from the ASX, and to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); the Company’s ability to execute STEP-1 under the FDA’s Investigational Device Exemption; the Company’s ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events; the Company’s ability to enroll patients in accordance with I-STEP; the Company’s ability to secure a CE Mark; the Company’s ability to maintain compliance with its obligations under its existing convertible note and warrant agreements executed with Crystal Amber, including its obligations to make payment on the Note that is now due on June 29, 2020 and its ability to restructure the terms of the Note with Crystal Amber if the Company is unable to raise sufficient funds to enable it to fully repay such convertible note when due; obtaining and maintaining regulatory approvals required to market and sell the Company’s products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of the Company’s products; product pricing; timing of product launches; future financial results; and other factors, including those described in the Company’s filings with the SEC.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless it is required to do so by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Convertible Note Purchase Agreement, dated June 18, 2020, between the Company and Crystal Amber Fund Limited.

10.2	Unsecured Convertible Promissory Note, dated June 18, 2020, between GI Dynamics, Inc. and Crystal Amber Fund Limited.

99.1	Press Release of GI Dynamics, Inc. dated June 19, 2020 (Australian Eastern Standard Time)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: June 19, 2020	/s/ Charles Carter
Charles Carter
Chief Financial Officer

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